Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following registration statements of Alkami Technology Incorporated and in the related prospectuses of our reports dated February 28, 2025, with respect to the consolidated financial statements of Alkami Technology Incorporated, and the effectiveness of internal control over financial reporting of Alkami Technology Incorporated, included in this Annual Report on Form 10-K for the year ended December 31, 2024:

1.Registration Statement (Form S-8 No. 333-255300) pertaining to the 2011 Long-Term Incentive Plan, 2021 Incentive Award Plan, and the 2021 Employee Stock Purchase Plan of Alkami Technology, Inc.
2.Registration Statement (Form S-8 No. 333-263741) pertaining to the 2021 Incentive Award Plan, and the 2021 Employee Stock Purchase Plan of Alkami Technology, Inc.
3.Registration Statement (Form S-8 No. 333-277782) pertaining to the 2021 Incentive Award Plan, and the 2021 Employee Stock Purchase Plan of Alkami Technology, Inc., and
4.Registration Statement (Form S-3 No. 333-281373) of Alkami Technology, Inc.

/s/ Ernst & Young LLP

Dallas, Texas
February 28, 2025